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                                                                   EXHIBIT 10.11

                     AMENDMENT TO CROSS-LICENSING AGREEMENT

     This is an Amendment to the Cross-Licensing Agreement between Masimo Laboratories and Masimo Corporation, dated May 2, 1998 (The Original Agreement).

     WHEREAS, Masimo Laboratories and Masimo Corporation desire to extend the option period in the Original Agreement by one year.

     NOW, THEREFORE, For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the original Agreement is amended as follows:

     SECTION 4.2 IS AMENDED AS FOLLOWS: Option Fee. MASIMO agrees to fund the research and development conducted by LABS related to, among other things, noninvasive blood glucose measurement, for a period of up to four (4) years following the effective date of this Agreement, and in an amount of two million five hundred thousand dollars ($2,500,000). LABS will request reimbursement for such research costs no more often than monthly, and MASIMO shall reimburse LABS for such research within 30 days following receipt of such request for reimbursement. MASIMO understands that LABS has no proof of concept for glucose and total hemoglobin measurements.

MASIMO CORPORATION                 MASIMO LABORATORIES,


By /s/  JOE E. KIANI               By /s/ BRAD LANGDALE
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    Joe E. Kiani                        Brad Langdale
    President and CEO                   Executive Vice President and Secretary


Dated:  3-20-00                    Dated:  3/20/00
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